SUB-ITEM 77M: Mergers


        Effective November 19, 2007, the Daily Income Fund acquired, through a non-taxable merger, substantially all of the assets and liabilities of the Cortland Trust, Inc., the Daily Tax Free Income Fund, Inc. and the Short Term Income Fund, Inc. (the "Funds"). The Funds have ceased to be registered investment companies with the Securities & Exchange Commission.

        Special Meetings of the Shareholders of the Funds were held at the offices of the Funds, 600 Fifth Avenue, New York, New York on November 5, 2007, at 9:00 A.M., Eastern time, and, in addition, with respect to the Cortland General Money Market and Cortland Municipal Money Market Portfolios on November 6, 2007, at 9:00 A.M., Eastern time to approve the Agreements and Plans of Reorganization and Liquidation between Daily Income Fund and the Funds.

The results of the voting were as follows:


CORTLAND TRUST, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 5, 2007

                                   Shares                 % of                       % of
 Cortland Government               Voted            Outstanding Shares           Shares Voted
 -------------------               ------           ------------------           ------------

   For                         35,554,827.03              58.87%                     96.38%
   Against                        853,547.98               1.41%                      2.31%
   Abstain                        481,443.37               0.80%                      1.31%


CORTLAND TRUST, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 6, 2007

                                   Shares                 % of                       % of
 Cortland General Money Market     Voted            Outstanding Shares           Shares Voted
 -----------------------------     ------           ------------------           ------------

   For                         18,409,360.76              48.93%                     95.73%
   Against                        214,099.34               0.57%                      1.11%
   Abstain                        606,691.78               1.61%                      3.16%


                                   Shares                 % of                       % of
 Cortland Municipal Money Market   Voted            Outstanding Shares           Shares Voted
 -------------------------------   ------           ------------------           ------------

   For                          3,323,768.49              50.42%                     99.88%
   Against                          1,729.17               0.03%                      0.05%
   Abstain                          2,192.92               0.03%                      0.07%


DAILY TAX FREE INCOME FUND, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 5, 2007
================================================================================


                       Shares               % of                        % of
  Class A Shares       Voted          Outstanding Shares            Shares Voted
  --------------       ------        -------------------            ------------


   For             15,007,503.260           71.91%                     98.55%
   Against             16,413.100            0.08%                      0.11%
   Abstain            204,460.890            0.98%                      1.34%


                       Shares               % of                        % of
  Class B Shares       Voted          Outstanding Shares            Shares Voted
  --------------       -------        ------------------            ------------

   For             34,369,982.210           81.13%                     97.62%
   Against            605,738.900            1.43%                      1.72%
   Abstain            232,138.560            0.55%                      0.66%


                       Shares               % of                        % of
  Thornburg Class      Voted          Outstanding Shares            Shares Voted
  --------------       -------        ------------------            ------------

   For              9,639,516.610           50.01%                     98.39%
   Against             68,341.800            0.36%                      0.70%
   Abstain             89,772.510            0.47%                      0.92%



SHORT TERM INCOME FUND, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 5, 2007
================================================================================


 Money Market Porfolio       Shares               % of                        % of
  Class A Shares             Voted          Outstanding Shares            Shares Voted
  --------------             ------         ------------------            ------------

   For                    39,420,664.20           77.69%                     98.51%
   Against                   272,012.36            0.54%                      0.68%
   Abstain                   323,013.80            0.64%                      0.81%


 Money Market Porfolio       Shares               % of                        % of
  Class B Shares             Voted          Outstanding Shares            Shares Voted
  --------------             -------        ------------------            ------------

   For                    74,234,277.01           54.89%                     95.78%
   Against                 1,884,334.93            1.39%                      2.43%
   Abstain                 1,388,211.13            1.03%                      1.79%


 US Government Porfolio       Shares               % of                       % of
  Class A Shares              Voted          Outstanding Shares            Shares Voted
  --------------              ------         ------------------            ------------

   For                     7,882,170.11           53.80%                     79.15%
   Against                 1,854,489.36           12.66%                     18.62%
   Abstain                   221,709.37            1.51%                      2.23%

 US Government Porfolio       Shares               % of                       % of
  Class B Shares              Voted          Outstanding Shares            Shares Voted
  --------------              ------         ------------------            ------------

   For                    29,858,116.31           58.57%                     98.68%
   Against                    83,809.73            0.16%                      0.28%
   Abstain                   315,684.87            0.62%                      1.04%
